UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009 (May 21, 2009)

LIZ CLAIBORNE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York,	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As previously disclosed in the proxy statement of Liz Claiborne, Inc. (the “Company”), the Company proposed to stockholders to amend the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove supermajority vote requirements from the Certificate of Incorporation. On May 21, 2009, Liz Claiborne, Inc. (the “Company”) held its annual meeting of stockholders, at which meeting the stockholder’s affirmatively determined to so amend the Certificate of Incorporation. Accordingly, the Company’s restated certificate of incorporation has been amended to reflect (a) the removal of supermajority vote requirements, including amendments to Articles FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH or FOURTEENTH of the restated certificate of incorporation. These particular Articles set forth provisions relating to, among other things:

•	the Company’s authorized capital stock and the terms of the Company’s Series A Junior Participating Preferred Stock and Common Stock, other than an increase in the authorized number of shares (Article FOURTH);

•	division of the Board into three classes (Article FIFTH);

•	certain procedures by which stockholders may submit nominations for the election of directors (Article SIXTH);

•	requirements for the removal of directors for cause (Article SEVENTH);

•	the Board’s exclusive authority to call special meetings of stockholders (Article EIGHTH);

•	the requirement that any stockholder action be effected at a duly called annual or special meeting and not by any consent in writing (Article EIGHTH);

•	the Board’s authority to adopt, amend, alter, change or repeal one or more provisions of the By-laws (Article NINTH);

•	indemnification of the Company’s directors and officers (Article TENTH);

•	the authority of the Board to establish committees of the Board (Article ELEVENTH);

•	the calling, conduct and adjournment of meetings of the Board (Articles TWELFTH and THIRTEENTH); and

•	the requirement that an amendment to the foregoing Articles requires the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company (Article FOURTEENTH).

and (b) to make ministerial changes to certain introductory statements and to certain Articles of the Restated Certificate of Incorporation in connection with the changes described above.

The foregoing summary of the Amended and Restated Certificate of Incorporation of the Company is qualified in its entirety by reference to the text of the Company’s Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit (a), and is incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 21, 2009, the Board of Directors (the “Board”) of the Company, upon recommendation of the Nominating and Governance Committee, approved an amendment to Article VII is to provide that except as otherwise required by the by-laws or the certificate of incorporation of the Company, the By-Laws may be amended, altered, changed or repealed, or new by-laws (not inconsistent with any provision of law or the certificate of incorporation of the Company) may be adopted, by the stockholders by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon

The foregoing summary of the By-Law amendments is qualified in its entirety by reference to the text of the Company’s By-Laws, as amended on May 21, 2009, a copy of which is attached hereto as Exhibit 3(b), and is incorporated by reference.

ITEM 8.01. OTHER EVENTS.

At the Company’s 2009 Annual Meeting of Stockholders held on May 21, 2009 (the “Annual Meeting”), the stockholders of the Company (i) elected the following nominees to the Company’s Board of Directors, to serve until the 2012 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	Votes
Nominee	For	Withheld	Abstain
Bernard W. Aronson	56,002,565	22,265,623	182,334
Kenneth B. Gilman	56,526,050	21,718,479	205,993
Nancy J. Karch	55,840,965	22,415,038	194,519

(the other directors, whose terms of office continued after the Annual Meeting are: Raul J. Fernandez, Kenneth P. Kopelman, Kay Koplovitz, William McComb, Arthur C. Martinez, and Oliver Sockwell);

(ii) approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2009 (the number of affirmative votes cast was 77,485,218, the number of negative votes cast was 715,739 and the number of abstentions was 249,565);

(iii) approved the amendment and restatement of the Company’s Restated Certificate of Incorporation to remove supermajority provision (the number of affirmative votes cast was 77,136,602, the number of negative votes cast was 953,937, and the number of abstentions was 359,983; and

(iv) approved a stockholder proposal relating to the declassification of the Board of Directors a “simple majority vote” standard for amendments to the Registrant’s certificate of incorporation and by-laws (the number of affirmative votes cast was 64,217,703, the number of negative votes cast was 5,147,080 and the number of abstentions was 140,027).

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No. 3(a) 3(b)	Description Restated and Amended Certificate of Incorporation Liz Claiborne, Inc., By-Laws of Liz Claiborne, Inc., as amended through May 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: May 28, 2009	By:	/s/Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No. 3(a) 3(b)	Description Restated and Amended Certificate of Incorporation Liz Claiborne, Inc., By-Laws of Liz Claiborne, Inc., as amended through May 21, 2009